CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in Registration Statement Number 333-41161 (dated November 26, 1997, on Form S-8), Registration Statement Number 333-43271 (dated December 24, 1997, on Form S-8), Registration Statement Number 333-43273 (dated December 24, 1997, on Form S-8), and Registration Statement Number 333-62555 (dated August 31, 1998, on Form S-8) of our report dated January 20, 2000, except for Note 11 as to which the date is January 25, 2000, on the consolidated financial statements of Medford Bancorp, Inc. and subsidiaries, appearing in the Annual Report on Form 10-K of Medford Bancorp Inc. for the year ended December 31, 1999.


                                                        /s/ Wolf & Company, P.C.


Boston, Massachusetts
March 20, 2000